Exhibit 10.2
CERTAIN CONFIDENTIAL INFORMATION, IDENTIFIED BY BRACKETED ASTERISKS [***], HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

EXECUTION VERSION

FIRST AMENDMENT TO MULTI-DRAW TERM
LOAN AND SECURITY AGREEMENT

This FIRST AMENDMENT TO MULTI-DRAW TERM LOAN AND SECURITY AGREEMENT (“Amendment”) is entered into as of October 7, 2024 by and between JPMORGAN CHASE BANK, N.A., successor-in-interest by purchase of the line of credit made pursuant to the terms of the Loan Agreement from the Federal Deposit Insurance Corporation as receiver for First Republic Bank, San Francisco, CA (“Lender”) and HAMILTON LANE ADVISORS, L.L.C., a Pennsylvania limited liability company (“Borrower”).
Recitals
    A.    Borrower and Lender are parties to that certain Multi-Draw Term Loan and Security Agreement dated October 20, 2022, as amended hereby and as further amended, restated, supplemented or otherwise modified from time to time (the “Loan Agreement”). The parties desire to amend the Loan Agreement in accordance with the terms of this Amendment.
Agreement
    Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.The Loan Agreement is hereby amended to replace all references therein to “First Republic Bank” with references to “JPMORGAN CHASE BANK, N.A., successor-in-interest by purchase of the line of credit made pursuant to the terms of the Loan Agreement from the Federal Deposit Insurance Corporation as receiver for First Republic Bank, San Francisco, CA” or “JPMorgan Chase Bank, N.A.” as the context may require.
3.The Loan Agreement is hereby amended to replace all references therein to “the Account”, “the Borrower’s deposit Account with Lender”, “the Borrower’s Account” and any other term of like import with references to “the Auto Debit Account”.
4.Section 2.1.1 is hereby amended and restated in its entirety as follows:
“Advances. Subject to the terms and conditions of this Agreement, (i) on the Effective Date the Lender shall advance $0 (the “Initial Advance”) to Borrower and (ii) from the date hereof through the Conversion Date, Borrower may request additional advances (each, an “Additional Advance” and, collectively and with the Initial Advance, the “Advances”). The Initial Advance and each Additional Advance shall not exceed $75,000,000 in the aggregate (“Facility IV”). After repayment, no Advance may be reborrowed. Borrower shall make interest-only payments from the date of each Advance through, but excluding, September 30, 2023 (the “Amortization Date”). For any Advances made on or before the Amortization Date, Borrower shall repay the Advances
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(i) on the first Business Day of each calendar quarter beginning on October 1, 2023, in equal installments of principal through the Term Maturity Date (defined below) as set forth in Schedule II hereof plus (ii) monthly payments of accrued interest. Unless the notes issued and sold pursuant to a Note Purchase Agreement (the “Notes”) have been refinanced, repaid or terminated, all unpaid principal and interest on each Advance shall be due on the earlier of (i) the date that is five (5) Business Days prior to the earlier of the date the Notes (a) mature, (b) are repaid pursuant to Section 8.8 of the Initial Note Purchase Agreement or the corresponding provision of any Subsequent Note Purchase Agreement, or (c) are redeemed pursuant to Section 8.2 of the Initial Note Purchase Agreement or the corresponding provision of any Subsequent Note Purchase Agreement (a “Termination Event”) or (ii) October 1, 2029 (the “Term Maturity Date”). Notwithstanding the foregoing, any proceeds received by the Borrower pursuant to a Subsequent Private Placement shall be used to prepay any outstanding Advances under Facility IV within five (5) Business Days of receipt of such proceeds. If any excess proceeds remain after such prepayment, the amount in clause (i) of the definition of Term Loan Line in the following paragraph shall be reduced by an amount equal to such excess.
To obtain an Advance, Borrower shall notify Lender by delivering to Lender the Payment/Advance Form attached as Exhibit B by facsimile or electronic mail in portable document format (PDF) by 12:00 p.m. Pacific time on the Business Day before the Business Day that the Advance is to be made. Lender will credit Advances to the Auto Debit Account (as defined in Section 2.2(d)). Lender may make Advances under this Agreement based on instructions from a Designated Representative or his or her designee. Each request by Borrower for an Advance shall constitute a representation and warranty by Borrower to Lender that, after giving effect to each Advance, the aggregate outstanding amount of all Advances will not exceed the lesser of (i) $75,000,000 and (ii) the Term Loan Availability Amount (the “Term Loan Line”).”
5.Section 2.2(c) is hereby amended and restated in its entirety as follows:
“Interest Payments. Interest due on the Advances accrues through the last day of each calendar month and is payable on the tenth (10th) day of the immediately following month. After an Event of Default, Lender may debit the Auto Debit Account (as defined in Section 2.2(d)) for principal and interest payments owing or any amounts Borrower owes Lender. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day.”

6.The Loan Agreement is hereby amended to add the following as Section 2.4:
“Taxes.
(a)Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of any applicable Withholding Agent) requires
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the deduction or withholding of any Tax from any such payment by a Withholding Agent, then (i) the applicable Withholding Agent shall be entitled to make such deduction or withholding, (ii) the applicable Withholding Agent shall timely pay the full amount deducted or withheld to the relevant governmental authority in accordance with applicable law, and (iii) if such Tax is an Indemnified Tax, then the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.4) Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)Payment of Other Taxes by Borrower. Borrower shall timely pay to the relevant governmental authority in accordance with applicable law, or at the option of Lender timely reimburse it for, Other Taxes.
(c)Tax Indemnification. Borrower shall indemnify Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.4) payable or paid by Lender or required to be withheld or deducted from a payment to Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant governmental authority. A certificate as to the amount of such payment or liability delivered to Borrower by Lender shall be conclusive absent manifest error.
(d)Evidence of Payments. As soon as practicable after any payment of Taxes by Borrower to a governmental authority pursuant to this Section 2.4, Borrower shall deliver to Lender the original or a certified copy of a receipt issued by such governmental authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Lender.
(e)Status of Lender. If Lender is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document, it shall deliver to Borrower, at the time or times reasonably requested by Borrower, such properly completed and executed documentation reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, Lender, if reasonably requested by Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower as will enable Borrower to determine whether or not Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than IRS Form W-9) shall not be required if in Lender’s reasonable judgment such completion, execution or submission would subject Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of Lender. Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Person, Lender shall deliver to Borrower from time to time upon the reasonable request of Borrower, executed copies of IRS Form W-9 certifying that Lender is exempt from U.S. federal backup withholding tax. Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower in writing of its legal inability to do so.
(f)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.4 (including by the payment of additional amounts
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pursuant to this Section 2.4), it shall promptly pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.4 with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant governmental authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.4(f) (plus any penalties, interest or other charges imposed by the relevant governmental authority) in the event that such indemnified party is required to repay such refund to such governmental authority. Notwithstanding anything to the contrary in this Section 2.4(f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.4(f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.4(f) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(g)Survival. Each party’s obligations under this Section 2.4 shall survive any assignment of rights by, or the replacement of, Lender, the termination of this Agreement and the repayment, satisfaction or discharge of all obligations under any Loan Document.”
7.Section 3.2(b) is hereby amended to replace the reference therein to “may have occurred and be continuing” with “has occurred and is continuing”.
8.Section 5.8 is hereby amended and restated in its entirety as follows:
“Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions. Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by Borrower, its Subsidiaries, and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Money Laundering Laws, and applicable Sanctions, and Borrower, its Subsidiaries and their respective officers and directors and to the knowledge of Borrower its employees and agents, are in compliance with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in Borrower being designated as a Sanctioned Person. None of (a) Borrower, any Subsidiary, any of its directors or officers or to the knowledge of Borrower or such Subsidiary employees, or (b) to the knowledge of Borrower, any agent of Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Credit Extension, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law, Anti-Money Laundering Law, or applicable Sanctions.”
9.Section 5.9 is hereby amended to replace the reference therein to “with adequate reserves under GAAP” with reference to “and for which adequate reserves under GAAP have been established”.
10.The Loan Agreement is hereby amended to add the following as Section 5.12:
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“Use of Proceeds. Borrower has not used the proceeds of any Credit Extension other than for a Permitted Purpose.”
11.Section 6.6 is hereby amended and restated in its entirety as follows:
“Bank Accounts. (a) Maintain its operating and depository accounts, including, without limitation, the Designated Account, with Lender and (b) require (including in any payment notices with respect thereto) that the Management Fees be remitted by the Funds or the limited partners of the Funds directly to the Designated Account. If Borrower receives any Management Fee outside of the Designated Account, Borrower shall receive such Management Fee, IN TRUST for the benefit of the Lender, shall segregate it from Borrower’s other property, and shall forthwith (and in any event no later than two (2) Business Days after receipt) deliver it into the Designated Account. Borrower shall have no dominion or control over such received funds, except to promptly deposit such funds into the Designated Account.”
12.Section 6.7 is hereby amended and restated in its entirety as follows:
“Use of Proceeds. Use the proceeds of the Advances solely for the Permitted Purpose and agrees to respond promptly to any reasonable requests for information related to Borrower’s use of Advances to the extent required by Lender in connection with Lender’s determination of its compliance with Section 23A of the Federal Reserve Act (12 U.S.C. § 371c) and Regulation W.”

13.The Loan Agreement is hereby amended to add the following as Section 6.9:
“Compliance with Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions. Comply, and cause its Subsidiaries and their respective directors, officers, employees and agents to comply with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions. Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.”
14.Section 7.1 is hereby amended and restated in its entirety as follows:
“Dispositions. Convey, transfer or otherwise dispose of any part of its business or property, other than assets expressly contemplated by transactions in connection with a Repo Facility, outside the ordinary course of its business.”
15.Section 7.4 is hereby amended and restated in its entirety as follows:
“Encumbrance. (a) Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, other than Permitted Liens or (b) agree with any Person not to do so other than with (i) a holder of a Permitted Lien (so long as the negative pledge with such other holder does not prevent the Lender’s Lien on the Collateral unless such Collateral is in equipment subject to a financing lease or purchase
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money Lien) or (ii) a holder of Notes pursuant to Section 10.5 of the Initial Note Purchase Agreement or the corresponding provision of any Subsequent Note Purchase Agreement. Notwithstanding the foregoing clauses (a) and (b), Borrower shall be permitted to enter into agreements containing customary anti-assignment provisions and restrictions required by applicable law to be contained in any investment advisory agreement of Borrower and any other restrictions under applicable law.”
16.Section 7.8 is hereby amended and restated in its entirety as follows:
“Management Fees and Withdrawals from Certain Accounts. (a) Permit any provision in any Charter Document or Management Agreement to be amended or waived in a way that reduces or postpones the payment of any Management Fees, or permit the Management Fees to be paid in anything other than cash or (b) at any time any Event of Default exists, (i) write any checks drawable against the Auto Debit Account or the Designated Account or (ii) make or permit any other withdrawals or transfers from the Auto Debit Account, the Designated Account or any other account held with Lender. Notwithstanding the above, Borrower may take any action prohibited by this Section 7.8(a) so long as: (i) no Event of Default has occurred or is continuing or would result from such action, (ii) such action would not reasonably be expected to adversely affect the ability of Borrower to satisfy its obligations hereunder, and (iii) the aggregate Flexibility Actions do not exceed the Flexibility Cap at such time.”
17.The Loan Agreement is hereby amended to add the following as Section 7.11:
“Use of Proceeds. Use the proceeds of any Credit Extension hereunder to, directly or indirectly, either (i) purchase any assets or securities from, or securities issued by, any “affiliate” (as such term is defined in Regulation W) of the Lender, or (ii) invest in any fund advised by the Lender or an Affiliate thereof.”
18.Section 8.3 is hereby amended and restated in its entirety as follows:
“Private Placement Default. If an “Event of Default” (as defined in a Note Purchase Agreement) occurs and is continuing;”
19.Section 9.2 is hereby amended and restated in its entirety as follows:
“Rights to Payment. After the occurrence of an Event of Default, Lender may: (i) in Lender’s or Borrower’s name, demand, collect, receive and give receipts for any and all money and other property due or to become due in connection with the Investment Interests, including without limitation, a demand on the other parties for payment of amounts arising thereunder provided, however, prior to making demand on any third parties, Lender shall provide written notice to the Borrower; and (ii) take possession of and endorse and collect any or all notes, checks, drafts, money orders, or other instruments of payment relating to the Investment Interests or any other Collateral and withdraw and apply any amounts in any account of Borrower held with Lender (including, without limitation, the Designated Account) against the Lender Obligations.”
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20.Section 9.4 is hereby amended to replace the reference therein to “the Accounts” with reference to “any accounts”.
21.The last sentence of Section 10 is hereby amended and restated in its entirety as follows:
“The addresses are: (a) for Lender, 390 Madison Avenue, Floor 28, New York, NY 10017, Attn: Lauren Gubkin; and (b) for Borrower, Hamilton Lane Advisors, L.L.C., 110 Washington Street, Suite 1300, Conshohocken, PA 19428.”
22.The first paragraph of Section 11 is hereby amended and restated in its entirety as follows:
“The Loan Documents shall be governed by and construed in accordance with New York law. All actions or proceedings arising in connection with the Loan Documents shall be tried and litigated only in the state or federal courts located in the Borough of Manhattan, New York County, State of New York. Borrower waives any right Borrower may have to assert the doctrine of forum non conveniens or to object to such venue and hereby consents to any court-ordered relief.”

23.Section 12.1 is hereby amended and restated in its entirety as follows:
“Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. No Borrower may assign this Agreement or any rights under it without Lender’s prior written consent which may be granted or withheld in Lender’s discretion. Lender has the right to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Lender’s obligations, rights and benefits under this Agreement, provided that, except during the occurrence of an Event of Default, Borrower shall have the right to consent to the foregoing if such transfer is to a party that is not a commercial lender regulated by a governmental authority, which consent shall not be unreasonably withheld. In the event of an assignment, Lender, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in the United States a copy of each assignment and a register for the recordation of the names and addresses of the assignees, and the Lender Obligations of, and principal amounts (and stated interest) of the Lender Obligations owing to, each assignee pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error. The Register shall be available for inspection by the Borrower and the Lender (or any assignee), at any reasonable time and from time to time upon reasonable prior notice. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register. If Lender (or any assignee) sells a participation, it shall, acting solely for this purpose as an agent of Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Lender Obligations under this Agreement or any other Loan Document (the “Participant Register”); provided, that Lender (or such assignee) shall not have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant’s interest in any Lender Obligations or its other obligations under any Loan Document) except to the extent that
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such disclosure is necessary to establish that such Obligation is in registered form under Section 5f.103-1(c) of the U.S. Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and Lender (or such assignee) shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement, including payments of interest and principal, notwithstanding any notice to the contrary. The portion of the Participant Register relating to any participant requesting payment from Borrower under the Loan Documents shall be made available to Borrower upon reasonable request.”
24.Section 12.2 is hereby amended and restated in its entirety as follows:
“Indemnification; Liability. Borrower will indemnify, defend and hold harmless Lender and its directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Lender (collectively, “Indemnified Parties”) against: (a) all obligations, demands, claims, and liabilities asserted against Lender by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Lender Expenses incurred, or paid by Lender from, following, or consequential to transactions between Lender and Borrower (including reasonable attorneys’ fees and expenses) in connection with the transactions contemplated by the Loan Documents, except in the case of (a) or (b) for obligations, demands, claims, liabilities and losses caused by Lender’s or any Indemnified Party’s gross negligence or willful misconduct and provided, that such indemnity shall not, as to any Indemnified Party, be available to the extent that obligations, demands, claims, and liabilities result from (x) such Indemnified Party’s violation of law or (y) a claim brought by Borrower against an Indemnified Party for breach of that Indemnified Party’s obligations hereunder or under any other Loan Document, if such Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 12.2 shall not apply with respect to Taxes other than any Taxes that represent obligations, demands, claims, liabilities, and losses arising from any non-Tax claim.”

25.The Loan Agreement is hereby amended to add the following as Section 12.9:
“Prime Rate Unavailability.
(a)If the Lender determines that:
(i)adequate and reasonable means do not exist for ascertaining the Prime Rate;
(ii)the Prime Rate will not adequately and fairly reflect the cost to the Lender of making or maintaining the applicable Loan; or
(iii)it is unlawful for the Lender to maintain any Loan at the Prime Rate;
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THEN, the Lender shall give Borrower prompt notice thereof. Until such time, if any, that the Lender notifies Borrower that the circumstances giving rise to such notice no longer exist, (A) the Prime Rate is deemed not to be available and will be replaced with the Replacement Base Rate, and (B) all references to “Prime Rate” shall be deemed to be references to the “Replacement Base Rate”.

(b)Any determination, decision, or election that may be made by the Lender pursuant to clause (a) of this Section 12.9, any determination with respect to a rate or adjustment or the occurrence or non-occurrence of an event, circumstance or date, and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from Borrower.”
26.Section 13 is hereby amended to delete the following defined terms in their entirety:
“Account”
“Separate Account”
“Specialized Management Fees”
27.Section 13 is hereby amended to add the following defined terms:
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Anti-Money Laundering Laws” means laws, rules, and regulations of any jurisdiction applicable to the Borrowers or any of their Subsidiaries from time to time that concern or relate to money laundering or terrorism financing, any predicate crime to money laundering or any financial recordkeeping and reporting requirements related thereto.
“Auto Debit Account” has the meaning provided in Section 2.2(d).

“Current FY Management Fees” is defined in the definition of “Flexibility Cap.”

“Default” means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default as contemplated by Section 8 hereof.

“Designated Account” means that certain account number [***] established at Lender.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to Lender or required to be withheld or deducted from a payment to Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of Lender being organized
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under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of Lender with respect to an applicable interest in a Credit Extension or the Advances pursuant to a law in effect on the date on which (i) Lender acquires such interest in the Credit Extensions Advances or (ii) Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.4, amounts with respect to such Taxes were payable either to Lender’s assignor immediately before Lender acquired the applicable interest in the Credit Extension or Advances or to Lender immediately before it changed its lending office, (c) Taxes attributable to Lender’s failure to comply with Section 2.4(e), and (d) any withholding Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among governmental authorities and implementing such Sections of the Internal Revenue Code.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a) of this definition, Other Taxes.
“Initial Note Purchase Agreement” means that certain note purchase agreement by and among Borrower and the purchasers listed on the purchaser schedule thereto, in form and substance substantially similar to the draft note purchase agreement previously shared with Lender, to be dated as of the closing date of the Initial Private Placement.
“Initial Private Placement” means that certain unsecured private placement pursuant to the Initial Note Purchase Agreement, in an amount not to exceed $100,000,000 (prior to any refinancing of the Initial Note Purchase Agreement; provided that any such refinancing shall not cause the aggregate amount of such unsecured private placement to exceed $100,000,000).

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Notes” has the meaning provided in Section 2.1.1.
“Note Purchase Agreement” means the Initial Note Purchase Agreement or a Subsequent Note Purchase Agreement.

“Other Connection Taxes” means, with respect to Lender, Taxes imposed as a result of a present or former connection between Lender and the jurisdiction imposing such Tax (other than connections arising from Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a
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security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Credit Extension or Loan Document).
“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Permitted Purpose” means for general working capital purposes of Borrower that are permitted under its Charter Documents. No part of the proceeds of any Credit Extension shall be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Federal Reserve Board, including Regulations T, U and X.  Borrower will not request any Credit Extension, and Borrower shall not use, and shall procure that its Affiliates and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Credit Extension (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, (B) to fund, finance or facilitate any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, business or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States, His Majesty’s Treasury of the United Kingdom or in a European Union member state, or (C) in any manner that would result in the violation of any Anti-Money Laundering Laws or Sanctions applicable to any party hereto.

“Private Placement” means the Initial Private Placement or a Subsequent Private Placement.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or, in each case, any successor thereto.
“Replacement Base Rate” means the sum of: (a) an alternate benchmark rate selected by the Lender, which, if requested by the Borrower, shall be selected following consultation with the Borrower, and (b) a spread adjustment (which may be a positive, negative, or zero value, but, for the avoidance of doubt, will not have an impact on any spread above the base rate) selected by the Lender, in each case, after giving due consideration to (I) any replacement rate and/or spread adjustment, or method for determining such replacement rate or spread adjustment, that is identified as such by a Relevant Governmental Body, and/or (II) any evolving or then-prevailing market convention for determining a rate of interest and spread adjustment as a replacement to the Prime Rate for credit facilities, at such time, that are denominated in Dollars and similar to the credit facility established under the Loan Documents. If the Replacement Base Rate would be
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less than zero, the Replacement Base Rate will be deemed to be zero for purposes of this Agreement.
“Repo Facility” means any funding, fronting or warehousing arrangement (whether in a single transaction or agreement or series of individual transactions or agreements) provided by [***] to the Company, to the extent funding, fronting or warehousing thereunder is used to finance or refinance the purchase or origination of all or a portion of any credit investments (or unfunded commitments for credit investments) by the Company, provided that the total amount of such funding does not exceed (at any time) $200,000,000.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea, Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” means, at any time, any Person subject or target of any Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by the U.S. government, including by Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, U.S. Department of Commerce, or by the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority; (b) any Person operating, organized or resident in a Sanctioned Country; (c) any Person owned or controlled by any such Person or Persons described in the foregoing clause (a) or clause (b) of this definition (including, without limitation for purposes of defining a Sanctioned Person, as ownership and control may be defined and/or established in and/or by any applicable laws, rules, regulations, or orders).
“Subsequent Note Purchase Agreements” means additional note purchase agreements by and among Borrower and the purchasers listed on the respective purchaser schedules thereto dated after the date of the Initial Note Purchase Agreement.

“Subsequent Private Placements” means additional unsecured private placements pursuant to Subsequent Note Purchase Agreements, in an aggregate amount not to exceed $100,000,000 (prior to any refinancing of a Subsequent Note Purchase Agreement; provided that any such refinancing shall not cause the aggregate amount of such unsecured private placements to exceed $100,000,000).

“Subsidiary” of a Person means a corporation, partnership, exempted limited partnership, exempted company, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is, at any time, otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Borrower.
Loan No.: 01-210690058-0174

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any governmental authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Event” is specified in Section 2.1.1.

“Term Maturity Date” is specified in Section 2.1.1.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“Withholding Agent” means Borrower and any of its agents.
28.The following defined terms are hereby amended and restated in their entirety as follows:
“Code” means the New York Commercial Code, as amended.

“Facility I” means the Term Loan and Security Agreement dated as of August 23, 2017 (as amended, restated, supplemented and/or otherwise modified from time to time), between JPMorgan Chase Bank, N.A., successor-in-interest by purchase of the line of credit made pursuant to the terms of such agreement from the Federal Deposit Insurance Corporation as receiver for First Republic Bank, San Francisco, CA, as the lender, and Hamilton Lane Advisors, L.L.C., as the borrower.
“Facility II” means the Revolving Loan and Security Agreement dated as of August 23, 2017 (as amended, restated, supplemented and/or otherwise modified from time to time), between JPMorgan Chase Bank, N.A., successor-in-interest by purchase of the line of credit made pursuant to the terms of such agreement from the Federal Deposit Insurance Corporation as receiver for First Republic Bank, San Francisco, CA, as the lender, and Hamilton Lane Advisors, L.L.C., as the borrower.

“Facility III” means the Multi-Draw Term Loan and Security Agreement dated as of March 24, 2020 (as amended, restated, supplemented and/or otherwise modified from time to time), between JPMorgan Chase Bank, N.A., successor-in-interest by purchase of the line of credit made pursuant to the terms of such agreement from the Federal Deposit Insurance Corporation as receiver for First Republic Bank, San Francisco, CA, as the lender, and Hamilton Lane Advisors, L.L.C., as the borrower.

“Flexibility Cap” means, as to Flexibility Actions taken by Borrower, as of any date of determination, an amount equal to 10% of the Management Fees Borrower is contractually entitled to receive for the current fiscal year as of such date (the “Current FY Management Fees”); provided that, in determining the amount of the Flexibility Cap, any net increases or decreases in Management Fees Borrower is contractually entitled to receive, in aggregate, from such date up to the Term Maturity Date arising from Borrower’s actions shall be deemed to be net increases or decreases in the Current FY
Loan No.: 01-210690058-0174

Management Fees; provided further that, in no event shall such net increases or decreases be deemed to decrease the Current FY Management Fees by more than 10%.

“Permitted Liens” means:
(a)    Liens existing on the Effective Date and shown on Schedule I or arising under this Agreement or other Loan Documents;
(b)    Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its books;
(c)    Purchase money Liens and capital or financing leases (i) on equipment acquired or held by Borrower incurred for financing the acquisition or lease of the equipment, or (ii) existing on equipment when acquired or leased (or a reasonable time thereafter), if the Lien is confined to the property and improvements and the proceeds of the equipment;
(d)    Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.
(e)     customary set off rights of depositary institutions and securities intermediaries with respect to accounts maintained with them;
(f)    Liens arising out of judgments that do not constitute an Event of Default so long as the holder thereof has taken no steps to exercise remedies against such Lien other than the filing of the same of record;
(g)     Liens incurred in connection with a Repo Facility including but not limited to the pledge or disposition of assets in connection therewith;
(h)     Liens created under this Agreement or other Loan Documents; and
(i)    Liens created under Facility I, Facility II and Facility III.
“Prime Rate” means the prime rate of interest that appears from time to time in The Wall Street Journal. If such institution publicly announces more than one prime rate or reference rate, then the term “Prime Rate” shall mean the higher or highest of such rates.

“Sanction” or “Sanctions” means, at any time, all economic or financial sanctions or trade embargoes imposed, administered or enforced by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

Loan No.: 01-210690058-0174

29.Exhibit A to the Loan Agreement is hereby deleted in its entirety and replaced with the Exhibit A on Annex I hereto.
30.Exhibit C to the Loan Agreement is hereby deleted in its entirety and replaced with the Exhibit C on Annex II hereto.
31.Exhibit D to the Loan Agreement is hereby deleted in its entirety and replaced with the Exhibit D on Annex III hereto.
32.The Loan Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of any party under the Loan Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Loan Agreement in each case as amended to date, including any amendments made substantially concurrently with this Amendment.
33.Borrower represents and warrants that the representations and warranties contained in the Loan Agreement are true and correct as of the date of this Amendment and that, upon execution and delivery of this Amendment, no Event of Default has occurred and is continuing.
34.This Amendment may be executed in counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same agreement. A signed copy of this Amendment transmitted by a party to another party via facsimile or an emailed “pdf” version shall be binding on the signatory thereto. Notwithstanding the delivery of the faxed or emailed copy, the Credit Parties agree to deliver to Lender original executed copies of this Amendment.
35.As a condition to the effectiveness of this Amendment, Lender shall have received, in form and substance satisfactory to Lender, the following:
(a)formal credit approval by Lender;
(b)this Amendment duly executed by the Borrower; and
(c)such other documents, and completion of such other matters, as Lender may reasonably deem necessary or appropriate.
[Signatures on following page.]

Loan No.: 01-210690058-0174

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.
BORROWER:
HAMILTON LANE ADVISORS, L.L.C.
By:     /s/ Lydia Gavalis
Name: Lydia Gavalis
Title: General Counsel
JPM – Hamilton Lane
First Amendment to Multi-Draw Term Loan and Security Agreement

LENDER:
JPMORGAN CHASE BANK, N.A., successor-in-interest by purchase of the line of credit made pursuant to the terms of the Agreement from the Federal Deposit Insurance Corporation as receiver for First Republic Bank, San Francisco, CA
By:     /s/ Lauren (Gubkin) Stein
Name: Lauren (Gubkin) Stein
Title: Managing Director

ANNEX I

EXHIBIT A
COVENANTS

1.Financial Statements. Borrower shall deliver to Lender (a) annual financial statements (including balance sheet and income statements) for Hamilton Lane Incorporated, which financial statements shall be audited by Ernst & Young LLP or other independent certified public accountant reasonably acceptable to Lender and (b) company-prepared annual financial statements (including balance sheet and income statements) for Borrower, in each case within ninety (90) days after the end of each of Borrower’s fiscal years.
2.Financial Statements. Borrower shall deliver to Lender annual financial statements (including balance sheet and income statements) within one hundred eighty (180) days after the end of each Fund’s fiscal years for such Fund (in each case, to the extent such Fund accounts for 5% or more of Borrower’s aggregate revenue as of the end of the most recently completed fiscal year, and with respect to all other Funds, upon the request of the Lender), which financial statements shall be audited by an independent certified public accountant reasonably acceptable to Lender.
3.Interim Financial Statements. Borrower shall deliver to Lender company-prepared quarterly financial statements (including balance sheet and income statements) within forty-five (45) days after the end of each quarter referenced below certified by Borrower’s chief financial officer or another officer or representative acceptable to Lender. Quarterly financials shall be delivered for the first three (3) fiscal quarters.
4.Compliance Certificate. Within forty-five (45) days after the end of the first three (3) fiscal quarters and ninety (90) days after the end of each of Borrower’s fiscal years, deliver to Lender a Compliance Certificate signed by a Designated Representative in the form of Exhibit D.
5.Other Financial Statements. Upon filing of any financial statements or reporting as required to be publicly filed by Borrower, a copy of such financial statement or reporting.
6.Flexibility Actions. Borrower shall give written notice to Lender of any Flexibility Action promptly after such Flexibility Action is taken. Any Flexibility Action taken by Borrower will be deemed a representation by Borrower that the conditions precedent therefore were satisfied.
7.Minimum Annual Management Fees. Borrower shall, as at each March 31 and September 30 (each a “test date”) have collected for the six-month period ending on such test date, on a consolidated basis, Management Fees, of at least the greater of (a) $185,000,000 and (b) an amount equal to 80% of the collected sum of contractually based Management Fees, for the immediately preceding six-month period, tested semi-annually, commencing September 30, 2024, and continuing on each subsequent March 31 and September 30.
8.Minimum Adjusted EBITDA. Borrower shall maintain a minimum trailing six-month Adjusted EBITDA minus dividend distributions (other than tax distributions), as of such test date, of at least the greater of (a) $75,000,000 and (b) an amount equal to 75% of the trailing six-month Adjusted EBITDA minus dividend distributions (other than tax distributions), for the immediately preceding six-month period, tested semi-annually, commencing September 30, 2024, and continuing on each subsequent March 31 and September 30.
9.Minimum Tangible Net Worth. Borrower shall maintain a Minimum Tangible Net Worth, as of such test date, of an amount equal to at least 70% of the Tangible Net Worth as of the same date in the immediately preceding fiscal year, tested semi-annually, commencing September 30, 2024, and continuing on each subsequent March 31 and September 30.
10.No Additional Indebtedness. Without the prior written consent of Lender, Borrower (a) shall not directly or indirectly incur Indebtedness for borrowed money excluding (i) debts as of the date of this Agreement that were previously disclosed in writing to Lender (other than those that are being paid substantially concurrently with the funding of the Loan), (ii) other borrowing from Lender, including for the avoidance of doubt Facility II, Facility III and Facility IV, (iii) Indebtedness incurred pursuant to a Note Purchase Agreement (including any refinancing thereof), (iv) Indebtedness incurred pursuant to a Repo Facility, (v) unsecured guarantees of debt for international Lender partner-loan-program borrowers, which may be recourse to Borrower, in an aggregate amount not to exceed $25,000,000, (vi) unsecured debt incurred in the normal course of business and (vii) purchase money debt and capital leases in the ordinary course of business, and (b) shall not directly or indirectly make, create, incur, assume or permit to exist any guaranty of any kind of any Indebtedness of any other person during the term of this Agreement, excluding any guaranties as of the date of this Agreement previously disclosed in writing to Lender.
11.Notification of Transfers. Borrower shall notify Lender within 30 days of any transfer of Partner’s interests in any Funds whose Capital Commitment which would result in a loss of more than 10% of the Borrower’s aggregate Management Fees.

12.Notification of Termination Event. Borrower shall provide Lender prior notification of any Termination Event.

13.Private Placement Use of Proceeds. Borrower shall ensure that any and all proceeds received pursuant to a Private Placement are used for general corporate purposes, including but not limited to balance sheet Investments or repayment of Indebtedness to Lender; provided that, no proceeds received pursuant to a Private Placement shall be used for any distribution or any dividend to the shareholders of the Borrower or Hamilton Lane Incorporated.

ANNEX II

EXHIBIT C
COLLATERAL DESCRIPTION

The Collateral consists of all of Borrower’s personal property now owned or hereafter acquired, including without limitation all equipment, contract rights, intellectual property, general intangibles, commercial tort claims, accounts, Management Fees, Incentive Fees, inventory, documents, cash, instruments, deposit accounts, securities, securities entitlements, securities accounts, Account, investment property, financial assets, letters of credit, letter of credit rights, certificates of deposit, instruments and chattel paper and electronic chattel paper; all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof, provided, however, Collateral shall exclude Excluded Assets.

Notwithstanding the foregoing, in no event shall the Collateral include or the security interest granted under this Agreement attach to any of the following (“Excluded Assets”) (a) any lease, license, contract or agreement to which Borrower is a party, and any of its rights or interest thereunder, if and to the extent that a security interest is prohibited by or in violation of (i) any law, rule or regulation applicable to the Borrower or (ii) a term, provision or condition of any such lease, license, contract or agreement (unless such law, rule, regulation, term, provision or condition would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Code (or any successor provision or provisions) or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, however, that the Collateral shall include (and such security interest shall attach) immediately at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, shall attach immediately to any portion of such lease, license, contract or agreement not subject to the prohibitions specified in (i) or (ii) above; provided further that the exclusions referred to in clause (a) of this paragraph shall not include any proceeds of any such lease, license, contract or agreement; (b) in the case of a foreign subsidiary that is treated as a “controlled foreign corporation” for U.S. federal income tax purposes, any of the outstanding capital stock of such foreign subsidiary entitled to vote representing in excess of 65% of the voting power of all classes of capital stock of such foreign subsidiary entitled to vote, so long as a pledge in excess of 65% of the voting power of such foreign subsidiary would result in adverse tax consequences to Borrower or any of its beneficial owners under Section 956 of the Internal Revenue Code (or any successor provision), as determined in good faith by Borrower; provided that immediately upon the amendment of the Internal Revenue Code to allow the pledge of a greater percentage of the voting power of capital stock in a foreign subsidiary without adverse tax consequences, as determined in good faith by Borrower, the Collateral shall include, and the security interest granted by the Borrower shall attach to, such greater percentage of capital stock of each foreign subsidiary; and provided, further, that in no event shall the Collateral include capital stock of a foreign subsidiary or controlled foreign corporation to the extent that the grant of a security interest therein would require the approval of, or consultation with, a local securities regulator or other regulatory or governmental authority, or otherwise result in any burdensome undertaking or obligation by the Borrower, pursuant to local law or otherwise; (c) any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) ; (d) for avoidance of doubt, equity interests, general partnership interests or assets of Funds, including any assets of a Fund held by Borrower or any assets of Borrower , to the extent the grant of a security interest therein would violate or otherwise result in a default under any organizational or governing document of any Fund or the general partner thereof; (e) any rights or interests in Funds required or deemed necessary to be held by Borrower pursuant to the terms of the applicable Fund organizational documents, any related agreement or applicable law, rule or regulation; (f) equity interests, including general partnership interests, in any joint venture or other non-wholly owned subsidiary to the extent the grant of a security interest therein would violate or otherwise result in a default under any organizational document, governing document or agreement among equity holders of such joint venture or non-wholly owned subsidiary or require the consent of any other equity holder thereof or other third party (unless (x) such document, agreement or requirement of a consent would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Code (or any successor provision or provisions) or any other applicable law (including the Bankruptcy Code) or principles of equity, and (y) no adverse consequence to the Borrower under such organizational document, governing document or agreement among equity holders would result from such grant of security); (g) any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a

“Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law; (h) those assets as to which the Lender and Borrower reasonably agree in writing that the cost of obtaining such a security interest or perfection thereof is excessive in relation to the benefit to the Lender of the security to be afforded thereby; (i) capital assets subject to capital leases or purchase money liens, in each case to the extent (x) such capital lease or purchase money lien is permitted hereunder and (y) a lien on such capital assets is prohibited by the documents providing for the capital lease or purchase money lien; (j) payroll accounts and escrow accounts; or (k) assets pledged or sold pursuant to, or in connection with, a Repo Facility. For avoidance of doubt, Borrower’s economic interests in the equity of general partners of Funds constitute Collateral, but Borrower’s voting and other consensual rights and management and control-related interests in such equity are Excluded Assets.

ANNEX III

EXHIBIT D
COMPLIANCE CERTIFICATE

TO:        JPMorgan Chase Bank, N.A.                    Date:
FROM:     Hamilton Lane Advisors, L.L.C.

The undersigned authorized officer certifies on behalf of Borrower that under the terms and conditions of the Multi-Draw Term Loan and Security Agreement, dated as of October 20, 2022, between Borrower and Lender (the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ (“Reporting Period”) with all required covenants[, including the covenants set forth on Annex A hereto,] except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects as of the end date of the Reporting Period, except as noted below. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no Advances may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column and complete information if applicable.[1]

Reporting Covenants (Exhibit A)	Required	Complies
Internally prepared financial statement	Quarterly within 45 days (other than Q4)	Yes No
Annual financial statement (Borrower)	FYE within 90 days	Yes No
Annual financial statement (Funds)	FYE within 180 days	Yes No
Partnership interest transfer (>10% aggregate Management Fees)	Within 30 days from transfer	Yes No
List of Capital Contributions delinquent for more than 30 days (>$5,000,000)	Promptly	Yes No
Compliance certificate	[Annually][Quarterly] within [90][45] days	Yes No
Flexibility Action taken? Yes No	If Yes, provide amount:: $[__________]	Under Flexibility Cap? Yes No

Affirmative Covenants (Section 6) Complies
(Section 6.6) Maintenance of operating and depository accounts with Lender	Yes No
All other affirmative covenants in Section 6 are satisfied. If No, provide information on separate page.	Yes No

Negative Covenants (Section 7) Complies
(Section 7.4) No Encumbrances	Yes No
All other negative covenants in Section 7 are satisfied. If No, provide information on separate page.	Yes No

Representation Confirmations (Section 5) Complies
(Section 5.2) Any Amendment/Modifications to Charter Documents If Yes, attach copies.	Yes No
1 To be included for Compliance Certificates delivered for the periods ending on March 31 and September 30, commencing September 30, 2024.

(Section 5.4) Any Litigation If Yes, attach copies and summary	Yes No
(Section 5.9) Any Regulatory issues If Yes, attach copies and summary	Yes No
There have been no changes to the Schedule to Multi-Draw Term Loan and Security Agreement prepared on the Effective Date. If Yes, provide information on separate page.	Yes No

[SIGNATURE PAGE FOLLOWS.]

HAMILTON LANE ADVISORS, L.L.C.

    By: __________________________________
    Name:________________________________
    Title: ________________________________

FOR INTERNAL LENDER USE ONLY.
Explain action taken with respect to Borrower’s non-compliance with any of the above Covenants. __________________________________________________________________________________________________________________________________________________________________________________________.
Signature of [BB or delegated representative]: ___________________________ Date: __________________
USActive 60786016.5

ANNEX A TO COMPLIANCE CERTIFICATE2

Financial Covenant	Required	Required	Actual	Complies
Minimum Annual Management Fees	Greater of (a) $185,000,000 and (b) an amount equal to 80% of the collected sum of contractually based Management Fees, for the immediately preceding six month period (semiannual)	$_____	$_____	Yes No
No Additional Debt	None, other than permitted indebtedness set forth in Paragraph 10 of Exhibit A to the Agreement.	$_____	$_____	Yes No
Minimum Adjusted EBITDA less dividends (other than tax dividends)	Greater of (a) $75,000,000 and (b) an amount equal to 75% of the trailing six-month Adjusted EBITDA, for the immediately preceding six-month period (semiannual)	$_____	$_____	Yes No
Minimum Tangible Net Worth	An amount equal to at least 70% of the Tangible Net Worth as of the same date in the immediately preceding fiscal year (semiannual)	$_____	$_____	Yes No

2 To be included only for Compliance Certificates delivered for the periods ending on March 31 and September 30, commencing September 30, 2024.